                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of June 7, 2002, among INTEREP NATIONAL RADIO SALES, INC., a New York corporation (the "Company"), and the parties listed on Exhibit A to this Agreement (together, the "Purchasers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to acquire, shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties agree as follows:

     1.  Purchase and Sale of Shares.

     1.1 Purchase and Sale. Subject to the terms and conditions of this
         -----------------
Agreement, at the Closing (as defined in Section 2), the Company shall issue and sell to the Purchasers, and the Purchasers shall severally purchase from the Company, for an aggregate purchase price of $5,000,000 (the "Purchase Price"), an aggregate of 50,000 shares of the Preferred Stock (the "Shares") and Warrants in form and substance satisfactory to the Company and the Purchasers (the "Warrants") to purchase an aggregate of 312,500 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), at an exercise price of $4.00 per share. The Preferred Stock shall have the designation and the relative powers, rights, preferences and limitations set forth in the Company's Certificate of Amendment of its Restated Certificate of Incorporation filed with the Department of State of the State of New York on May 3, 2002,a copy of which is attached as Exhibit B (the "Certificate of Amendment"). Each Purchaser shall purchase the number of Shares and the number of Warrants, for the portion of the Purchase Price, all as set forth opposite its name in Exhibit A. The Shares shall initially be convertible into 1,250,000 shares of the Class A Common Stock at an initial conversion price of $4.00 per share.

     1.2 Free and Clear Delivery. The Company shall issue all of the Shares and
         -----------------------
the Warrants to Purchasers free and clear of all claims, liens, security interests, charges, encumbrances, interests and restrictions of any kind, except any imposed under the Securities Act of 1933 (the "1933 Act") or the securities registration provisions of any applicable state securities laws.

     2. Closing. The closing of the transactions contemplated by Section 1 (the "Closing") shall occur at the offices of Salans Hertzfeld Heilbronn Christy & Viener, 620 Fifth Avenue, New York, New York, 10020 on June 18, 2002 (or such earlier date on which the conditions set forth in Section 3 have been satisfied or waived), at 10:00 a.m. New York City time or at such other time, place or date as the parties may agree. At the Closing, the purchase and sale of the Shares and Warrants referred to in Section 1.1 shall be consummated. At the Closing, the Company shall deliver to each Purchaser a stock certificate and a warrant certificate, registered in the name of such Purchaser, evidencing the Shares and the Warrants being purchased by such Purchaser against such Purchaser's payment of the Purchase Price therefor by certified or bank check made payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company.

     3.  Conditions to Closing.

     3.1 Conditions to the Obligations of All Parties. The obligation of each
         --------------------------------------------
party to consummate the purchase and sale of the Shares and Warrants shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court, tribunal or governmental agency or authority or other legal or regulatory restraint or prohibition preventing or impairing the issuance and sale of the Shares or the Warrants shall be in effect. No claim, action, suit, investigation or proceeding shall be pending or threatened against any of the parties which, if adversely determined, would (i) prevent or hinder consummation of the transactions contemplated by this Agreement or (ii) materially and adversely affect the business or assets of the Company.

(b) The parties shall have received all material consents of third parties, and any authorizations, orders, grants, consents, permits and approvals of all relevant governmental authorities, required in connection with the consummation of the transactions contemplated under this Agreement, all of which shall continue to be in full force and effect on the date of the Closing. Notwithstanding the foregoing, it is understood that the Company shall file after the Closing, within the time periods allowed under applicable law, a Form D with the Securities and Exchange Commission (the "SEC") and any other relevant state securities commission or authority.

3.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the purchase and sale of the Shares and the Warrants shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

     (a) All of the representations and warranties of the Purchasers set forth in this Agreement shall be true and correct as if made on and as of the date of the Closing (the "Closing Date").

     (b) The Purchasers shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied by them on or prior to the Closing Date.

     (c) Each Purchaser shall have delivered to the Company a certificate of one of its officers to the effect set forth in Sections 3.2(a) and (b).

     (d) Each Purchaser shall have paid the portion of the Purchase Price allocable to such Purchaser as set forth in Exhibit A and in the manner set forth in Section 2.

     (e) Each Purchaser shall have executed and delivered to the Company a Registration Rights Agreement in form and substance reasonably satisfactory to the Company and the Purchasers (the "Rights Agreement").

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     (f) The Certificate of Amendment shall have been filed with the Department of State of the State of New York.

     (g) The Company shall have received confirmation from The Nasdaq Stock Market, Inc. (the "Nasdaq"), in form and substance reasonably satisfactory to the Company, to the effect that, under the Nasdaq's rules and policies, the issuance and sale of the Shares and the Warrants may be made without the approval of the Company's shareholders and without the imposition of conditions or limitations on the Company deemed unduly burdensome by the Company.

     (h) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement at or before the Closing, and all instruments and other documents incident thereto, shall be satisfactory in form and substance to the Company and its counsel.

     3.3 Conditions to the Obligations of the Purchasers. The obligation of the
         -----------------------------------------------
Purchasers to consummate the purchase and sale of the Shares and the Warrants shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) All of the representations and warranties of the Company set forth in this Agreement shall be true and correct as if made on and as of the Closing Date.

     (b) The Company shall have in all material respects fully performed and complied with all agreements and conditions required under this Agreement to be performed or complied by it on or prior to the Closing Date.

     (c) The Company shall have delivered to each Purchaser a certificate of one of its officers to the effect set forth in Sections 3.3(a) and (b).

     (d) The Certificate of Amendment shall have been filed with the Department of State of the State of New York and the Company shall have delivered to each Purchaser a copy thereof certified by the Department of State of the State of New York or other reasonably satisfactory evidence of such filing.

     (e) The Company shall have delivered to each Purchaser a stock certificate representing the Shares, and a warrant certificate representing the Warrants, to be issued and sold to such Purchaser at the Closing.

     (f) The Company shall have executed and delivered to each of the Purchasers the Rights Agreement.

     (g) The Purchasers shall have received an opinion of Salans Hertzfeld Heilbronn Christy & Viener in form and substance reasonably satisfactory to the Purchasers.

     (h) The Purchasers shall have received copies of resolutions of the Company's Board of Directors, certified by the Secretary of the Company, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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     (i) The Company shall have delivered to each Purchaser a copy of its
Restated Certificate of Incorporation, including the Certificate of Amendment, and By-Laws certified by its Secretary or an Assistant Secretary as true and correct as of the Closing Date.

     (j) The Company shall have delivered to each Purchaser a certificate of its Secretary or an Assistant Secretary as to the incumbency and signatures of the officers of the Company executing this Agreement, the Rights Agreement, the Warrants and the certificates representing the Shares, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (k) The Company shall have delivered to each Purchaser a certificate of the Department of State of the State of New York as to the good standing of the Company in such state, dated as of a date not more than seven days prior to the Closing Date.

     (l) The Company shall have executed and delivered to each Purchaser for which it is applicable a regulatory side letter and such other forms and documents as are necessary for each Purchaser subject to the rules and regulations of the Small Business Administration to comply therewith.

     (m) The Purchasers shall have received reasonably satisfactory evidence that, under the Nasdaq's rules and policies, the issuance and sale of the Shares and the Warrants may be made without the approval of the Company's shareholders and without the imposition of conditions or limitations on the Company deemed unduly burdensome by the Purchasers.

     (n) All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement at or before such Closing, and all instruments and other documents incident thereto, shall be satisfactory in form and substance to the Purchasers and their counsel.

     4. Waiver of Conditions. Each of the parties shall have the right to waive, in whole or in part, any of the conditions to its performance set forth in this Agreement and, on such waiver, the waiving party may proceed with the consummation of the transactions contemplated herein, it being understood that such waiver shall not constitute a waiver of any right which such party may have by reason of the breach by the other party of any representation, warranty or agreement contained herein, or by reason of any misrepresentation made by such other party herein.

     5. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers, on behalf of itself and each of its subsidiaries, as follows:

     5.1 Due Incorporation and Qualification. The Company is a corporation duly
         -----------------------------------
incorporated, validly existing and in good standing under the laws of the State of New York. Each of the Company's subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York or the State of Delaware, as the case may be. The Company and each of its subsidiaries has full corporate power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted. The Company and each of its subsidiaries is qualified to do business and is

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in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the properties owned or leased by it makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business.

     5.2 Authority; Authorization; Valid Obligation. The Company has all
         ------------------------------------------
requisite corporate power and authority to execute and deliver, and to perform under, this Agreement, the Rights Agreement and the Warrants and to consummate the transactions contemplated hereunder and thereunder. Subject to receiving the confirmation referred to in Section 3.2(g), the Company has taken all corporate action necessary for the execution and delivery by it of this Agreement, the Rights Agreement and the Warrants, for the execution and filing with the Department of State of the State of New York of the Certificate of Amendment, and for the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and the Rights Agreement and the Warrants shall, when executed and delivered, constitute, the Company's valid and binding obligations, each enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     5.3 No Conflicts or Defaults. The execution, delivery and performance of
         ------------------------
this Agreement, the Rights Agreement and the Warrants by the Company and the consummation of the transactions contemplated hereby and thereby do not and shall not (a) contravene the Restated Certificate of Incorporation or By-Laws of the Company, (b) with or without the giving of notice or the passage of time,
(i) materially violate or conflict with, or result in a material breach of, or a material default or loss of rights under, any material agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which it or any material portion of its assets are bound or (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest upon any material portion of the assets of the Company, or (c) result in any violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which it or any material portion of its assets are bound.

     5.4 Capitalization. The authorized capital stock of the Company consists of
         --------------
(i) 20,000,000 shares of the Class A Common Stock, of which there are issued and outstanding on the date hereof 5,152,401 shares, (ii) 10,000,000 shares of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"), of which there are issued and outstanding on the date hereof 4,073,891 shares and (iii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 400,000 shares are designated as the Series A Convertible Preferred Stock, of which there are issued and outstanding 60,000 shares. All of the shares of the Company's capital stock issued and outstanding on the date hereof are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive right of shareholders. On the date of the Closing, the Company shall have reserved for issuance all of the shares of the Class A Common Stock issuable on conversion of the Shares or on exercise of the Warrants. As of the date hereof, (i) 4,893,089 shares of the Class A Common Stock are issuable on exercise of employee stock options, (ii) 1,500,000 shares of the Class A Common Stock are issuable on conversion of the 60,000 shares of the Series A Convertible Preferred Stock outstanding on the date hereof and
(iii) 375,000 shares of the Class A Common Stock are issuable on exercise of warrants issued in connection with such 60,000 shares of the Series A Convertible Preferred Stock, and the Company has reserved all such shares for issuance on such

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exercise or conversion. Except as set forth in this Section 5.4 and as contemplated under this Agreement, there are no outstanding options, warrants or rights, commitments or arrangements to acquire any shares of the Company's capital stock or any securities convertible or exercisable into such capital stock and no shares of the Company's capital stock are reserved for any purpose. The Company is not obligated, and has no options or rights, to repurchase, redeem or retire any outstanding shares of its capital stock. The Company is not a party to any shareholders' agreement, voting trust, pledge agreement or buy-sell or right of first offer or refusal arrangements or understandings with respect to any of the Company's capital stock and the Company is not aware of any such arrangements or understandings among other parties.

     5.5 Authorizations. No authorization, approval, order, license, permit or
         --------------
consent of, or filing or registration with, any court or governmental authority, is required in connection with the execution, delivery and performance of this Agreement, the Rights Agreement or the Warrants by the Company, except (i) the filing of the Certificate of Amendment with the Department of State of the State of New York, which was effected on May 3, 2002, (ii) the filing with the Nasdaq of a notice of the transactions contemplated in this Agreement in order to obtain the confirmation referred to in Section 3.2(g), (iii) the filing with the SEC of the Shelf Registration Statement (as defined in the Rights Agreement) and the SEC's declaring it effective and the filing with the Nasdaq of a listing application covering the shares of the Class A Common Stock issuable on conversion or exercise of the Shares and the Warrants and the Nasdaq's approval thereof, (v) the filing of such reports with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") as may be required in connection with the transactions contemplated hereunder and (vi) the filing of a Form D or other applicable forms with the SEC and such state securities authorities as may be relevant.

     5.6 SEC Documents. The Company has made available to the Purchasers true
         -------------
and complete copies of each report, registration statement and definitive proxy statement filed by the Company with the SEC with respect to periods after December 31, 1998 (the "SEC Documents"), which are all of the documents that the Company was required to file since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the applicable rules and regulations of the SEC thereunder, and none of the SEC Documents, at the time of filing of each such document, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company contained in the SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto or, in the case of unaudited statements, as permitted under applicable rules of the SEC) and present fairly the consolidated financial position of the Company, and the consolidated results of operations and cash flows of the Company, at the dates, and for the periods, indicated.

     5.7 Compliance with Law. The Company holds all permits, certificates,
         -------------------
licenses, approvals and other authorizations of governmental authorities as are materially necessary to the conduct of its business. The Company is in material compliance with the terms of each thereof and has not received any notice or claim pertaining to the failure to obtain any such authorization. To the best of the Company's knowledge, the Company is conducting its

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business and affairs in material compliance with all applicable federal, state and local laws, ordinances, rules, regulations and court or administrative orders and decrees.

     5.8 Litigation. Other than as disclosed in the SEC Documents, there is no
         ----------
claim, action, suit, proceeding or investigation pending against or affecting the Company or any material portion of its assets, at law or in equity, before any federal, state, local or other governmental authority or any arbitration tribunal or other forum, which would materially adversely affect the Company if adversely determined or which challenges the validity or propriety of the transactions contemplated by this Agreement. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or governmental authority against or materially affecting the Company or any material portion of its assets.

     5.9 No Defaults; Commitments. Neither the Company nor, to the best of its
         ------------------------
knowledge, any other party, is in material breach of, or in material default under, any material agreement, lease or instrument to which the Company is a party, and no event has occurred, is pending or, to the best of the Company's knowledge, is threatened, which, after the giving of notice, passage of time or otherwise, could constitute or result in such a material breach or default by the Company.

     5.10 Ordinary Course; No Adverse Change. Since December 31, 2001, the
          ----------------------------------
Company has conducted its business and maintained its properties substantially in the same manner as previously conducted or maintained and solely in the ordinary course. Since such date, there has not been any material adverse change in the business of the Company or the financial or other condition thereof.

     5.11 Offering of the Shares. Neither the Company nor any agent acting on
          ----------------------
its behalf has offered the Shares or the Warrants for sale to, or solicited any offer to buy the Shares or the Warrants from, any party other than Purchasers and a limited number of other institutional "accredited investors" (as such term is used in Regulation D under the 1933 Act. Neither the Company nor any agent acting on its behalf has taken any action which would subject the issuance or sale of the Shares to the provisions of Section 5 of the 1933 Act.

     5.12 No Reliance. The Company has not relied on any representation,
          -----------
warranty or agreement of the Purchasers except as set forth in this Agreement.

     5.13 Miscellaneous. No representation or warranty of the Company set forth
          -------------
in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such representation or warranty, in light of the circumstances under which it is made, not false or misleading.

     6. Representations, Warranties and Agreements of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

     6.1 Due Organization. The Purchaser is a corporation, limited liability
         ----------------
company, limited partnership or other entity duly incorporated or organized , validly existing and in good standing under the laws of the state of its incorporation or organization. The Purchaser has full corporate or other power and authority to own, lease and operate its properties and to carry on its business in the places and in the manner currently conducted. The Purchaser has not

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been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

     6.2 Authority; Due Authorization; Valid Obligation. The Purchaser has all
         ----------------------------------------------
requisite corporate or other power and authority to execute and deliver this Agreement and the Rights Agreement and to consummate the transactions contemplated hereunder and thereunder. Purchaser has taken all corporate or other action necessary for the execution and delivery by it of this Agreement and the Rights Agreement and for the consummation of the transactions contemplated hereby and thereby, and this Agreement constitutes, and the Rights Agreement shall, when executed and delivered, constitute, its valid and binding obligations, each enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     6.3 Authorizations. No authorization, approval, order, license, permit or
         --------------
consent of, or filing or registration with, any court or governmental authority, is required in connection with the execution, delivery and performance of this Agreement by the Purchaser.

     6.4 Litigation. There is no claim, action, suit, proceeding or
         ----------
investigation pending against or affecting the Purchaser or any material portion of its assets, at law or in equity, before any federal, state, local or other governmental authority or any arbitration tribunal or other forum, which challenges the validity or propriety of the transactions contemplated by this Agreement.

     6.5 Investment Intent. The Purchaser is acquiring the Shares and the
         -----------------
Warrants and the shares of the Class A Common Stock issuable on conversion or exercise thereof (the "Conversion Shares") for its own account and not with a view to the resale or distribution of all or any part thereof, except pursuant to the Shelf Registration Statement or pursuant to an exemption from registration afforded by the 1933 Act. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares, Warrants or Conversion Shares.

     6.6 Non-Registration. The Purchaser understands that the Shares and the
         ----------------
Warrants are not, and the Conversion Shares may not for some period be, registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof and Regulation D thereunder, and that the Company's reliance on such exemption is predicated in part on the Purchasers' representations set forth in this Agreement. The Purchaser represents that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Such Purchaser is, and as of the Closing Date shall be, a resident of the state indicated on Exhibit A.

     6.7 Informed Investment. Each Purchaser has reviewed the SEC Documents, and
         -------------------
has acquired sufficient information about the Company to reach an informed and knowledgeable decision about the purchase of the Shares and the Warrants. Purchaser has had access to information about the Company that it has requested during the course of the

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transactions contemplated hereunder and has had an opportunity to discuss the business affairs and financial condition of the Company with officers of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Purchaser is able to look after its own interests in the transactions contemplated by this agreement and has the ability to bear the economic risks of an investment in the Shares, Warrants and Conversion Shares.

     6.8 Legends. To the extent applicable, each certificate or other document
         -------
evidencing any of the Shares, Warrants or Conversion Shares shall be endorsed with the legends set forth below, and Purchaser agrees that, except to the extent such restrictions are waived by the Company, Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO INTEREP NATIONAL RADIO SALES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION.

         A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED ON EACH CLASS OR SERIES OF CAPITAL STOCK AUTHORIZED TO BE ISSUED AND ON THE HOLDERS THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER ON WRITTEN REQUEST TO THE SECRETARY OF INTEREP NATIONAL RADIO SALES, INC."

     6.9 Miscellaneous. No representation or warranty of the Purchaser set forth
         -------------
in this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make such representation or warranty, in light of the circumstances under which it is made, not false or misleading.

     7.  Miscellaneous.

     7.1 Expenses. Except as provided in the Rights Agreement, the Company and
         --------
the Purchasers shall bear and pay, without any right of reimbursement from any other party, all costs, expenses and fees incurred by them or on their behalf incident to the preparation, execution and delivery of this Agreement and the performance of such party's obligations hereunder, whether or not the transactions contemplated by this Agreement are consummated, including, without limitation, the fees and disbursements of attorneys, accountants and consultants employed by such party.

     7.2 Communications. All notices, consents and other communications given
         --------------
under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Fedex or a similar overnight courier to,
(b) seven days after being deposited in any United States post office enclosed in a postage prepaid registered or certified air mail envelope addressed to, or
(c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in (a) or (b) above) to, the party for whom intended, at the address or facsimile number for such party set forth below, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein; provided, however, that any notice of change of address or facsimile number shall be effective only upon receipt.

                  If to the Company:

                           Mr. Ralph C. Guild
                           Chairman of the Board
                           Interep National Radio Sales, Inc.
                           100 Park Avenue. 5th Floor.
                           New York, New York 10017
                           Fax No.: (212) 916-0755

                  with a copies to:

                           Mr. William J. McEntee, Jr.
                           Chief Financial Officer
                           Interep National Radio Sales, Inc.
                           2090 Palm Beach Lakes Boulevard
                           Suite 300
                           West Palm Beach, Florida 33409
                           Fax No.:  (561) 616-4019

                  and

                           Laurence S. Markowitz, Esq.
                           Salans Hertzfeld Heilbronn Christy & Viener
                           620 Fifth Avenue
                           New York, New York 10020
                           Telecopier Number: (212) 632-5555

                  If to the Purchasers:

                           at the addresses set forth in Exhibit A


     7.3 Entire Agreement; No Waivers. This Agreement sets forth the entire
         ----------------------------
understanding of the parties with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or

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any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such or any other provision.

     7.4 Successors and Assigns. This Agreement shall be binding on, enforceable
         ----------------------
against and inure to the benefit of, the parties and their respective successors and permitted assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. No party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

     7.5 Further Assurances. Whenever reasonably requested to do so by a party
         ------------------
to this Agreement, on or after the Closing, any other party shall do, execute, acknowledge and deliver all such acts, assignments, confirmations, consents and any and all such further instruments and documents, in form reasonably satisfactory to the requesting party, as shall be reasonably necessary or advisable to carry out the intent of this Agreement.

     7.6 Brokers and Finders. Each party represents to the others that no agent,
         -------------------
broker, investment banker, financial advisor or other person or entity is or shall be entitled to any broker's or finder's fee or other commission or similar fee in connection with the transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the others from and against any claim, liability or obligation with respect to any fees, commissions or expenses asserted by any person or entity on the basis of any act or statement alleged to have been committed or made by such indemnifying party or any of its affiliates.

     7.7 Governing Law. This Agreement shall in all respects be governed by and
         -------------
construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     7.8 Severability. If any provision of this Agreement is held to be invalid
         ------------
or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     7.9 Counterparts. This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10 Construction. Headings used in this Agreement are for convenience only
          ------------
and shall not be used in the interpretation of this Agreement. References herein to Sections and Exhibits are to the sections and exhibits of this Agreement. As used herein, the singular includes the plural and the masculine, feminine and neuter genders each includes the others where the context so indicates.

     7.11 Publicity. No party shall issue any press release or otherwise make
          ---------
any statements to any third party or any public disclosure with respect to either this Agreement or the transactions contemplated hereby, other than the issuance by the Company and the Purchasers of a joint press release announcing this Agreement in a form acceptable to the Company and the Purchasers, or as required by applicable law.

     7.12 Exculpation Among the Purchasers. Each Purchaser acknowledges and
          --------------------------------
agrees that it is not relying on any other Purchaser, or any officer, director, employee partner or affiliate of any other Purchaser, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, stockholder, partner, agent or employee of any Purchaser, shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Shares, the Warrants or the Conversion Shares.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                            INTEREP NATIONAL RADIO SALES, INC.



                                            By:    /s/ Ralph C. Guild
                                               -----------------------------
                                                     Ralph C. Guild
                                                     Chairman of the Board

                                            EOS PARTNERS L.P.

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     General Partner

                                            EOS PARTNERS SBIC II, L.P.

                                            By: Eos SBIC General II,
                                                     its General Partner

                                            By:  Eos SBIC II, Inc.,
                                                 its Managing General Partner

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     President

                                            EOS PARTNERS (OFFSHORE) L.P.

                                            By:  Eos General, LLC,
                                                     its General Partner

                                            By:   /s/ Steven M. Friedman
                                               ----------------------------
                                                     Steven M. Friedman
                                                     Managing Member

                                    EXHIBIT A
                                    ---------



                                   PURCHASERS

----------------------------------------------------------------------------------------------------------------------
                                                  Number of             Number of
                                                    of                      of
             Name and Address                      Shares               Warrants                Purchase Price
----------------------------------------------------------------------------------------------------------------------
Eos Partners L.P.                                  2,500                  15,625                   $ 250,000
320 Park Avenue
New York, New York 10022
Attention: Steven M. Friedman
----------------------------------------------------------------------------------------------------------------------
Eos Partners SBIC II, L.P.                         45,920                287,000                  $ 4,592,000
320 Park Avenue
New York, New York 10022
Attention: Steven M. Friedman
----------------------------------------------------------------------------------------------------------------------
Eos Partners (Offshore) L.P.                       1,580                  9,875                    $ 158,000
320 Park Avenue
New York, New York 10022
Attention: Steven M. Friedman
----------------------------------------------------------------------------------------------------------------------